Exhibit 99.1
Masimo Announces Select Preliminary Full-Year 2021 Financial Results and 2022 Guidance
Complete fourth quarter and full-year 2021 financial results will be announced on Tuesday, February 15, 2022
•Preliminary full-year 2021 product revenue of approximately $1,235 million to $1,240 million;
•Preliminary full-year 2021 GAAP earnings per diluted share and non-GAAP earnings per diluted share are expected to exceed guidance of $3.88 and $3.88, respectively; and
•Full-year 2022 financial guidance for product revenue, GAAP earnings per diluted share and non-GAAP earnings per diluted share of approximately $1,350 million, $4.27 and $4.34, respectively.
Irvine, California, January 11, 2022 - Masimo Corporation (Nasdaq: MASI) today announced select preliminary financial and operational results for the full-year ended January 1, 2022 and provided estimates for its full-year 2022 financial guidance.
Preliminary Full-Year 2021 Results:
Masimo expects that its product revenue for the full-year 2021 will range from $1,235 million to $1,240 million, which reflects reported growth of approximately 8.0% to 8.4% and constant currency growth of 7.3% to 7.7%, respectively. The Company also expects full-year 2021 shipments of noninvasive technology boards and instruments of approximately 288,000.
Additionally, Masimo expects that full-year 2021 GAAP earnings per diluted share and non-GAAP earnings per diluted share will exceed previously issued financial guidance of $3.88 and $3.88 per diluted share, respectively.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures. Management plans to discuss Masimo’s complete fourth quarter and full-year 2021 financial results after the market closes on Tuesday, February 15, 2022.
2022 Financial Guidance:
The Company provided the following estimates for its full-year 2022 guidance:

	2022 Guidance
(in millions, except percentages and earnings per share)	GAAP		Non-GAAP
Product revenue	$1,350		$1,350
Percentage growth - as reported	8.9%	to 9.3%	N/A
Percentage growth - constant currency	N/A		9.4%	to 9.9%
Gross margin	66.2%		66.5%
Operating margin	23.0%		24.8%
Earnings per diluted share	$4.27		$4.34
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•Product revenue increasing to $1,350 million, which reflects reported growth of 8.9% to 9.3% and constant currency growth of 9.4% to 9.9%;
•GAAP earnings per diluted share of $4.27;
•Non-GAAP earnings per diluted share of $4.34; and
•Included in our full-year 2022 revenue guidance is approximately $7 million of year-over-year currency headwinds.

Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth percentage, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include but are not limited to amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.

Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
		Full-Year 2021 Guidance(2)
(in thousands, except percentages)	Full-Year 2022 Guidance(2)	Low	High	Full-Year 2020 Actuals
GAAP product revenue	$1,350,000	$1,235,000	$1,240,000	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	7,000	(8,200)	(8,200)	—
Total non-GAAP constant currency adjustments	7,000	(8,200)	(8,200)	—
Non-GAAP constant currency product revenue	$1,357,000	$1,226,800	$1,231,800	$1,143,744

Product revenue growth %:
GAAP	8.9% to 9.3%	8.0%	8.4%	—%
Non-GAAP constant currency	9.4% to 9.9%	7.3%	7.7%	—%
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(1)     May not foot due to rounding.
(2)    Guidance provided January 11, 2022.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2022 Guidance(2)		Full-Year 2021 Guidance(3)
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$251,100	$4.27	$224,000	$3.88
Non-GAAP adjustments:
Acquisition, integration and related costs	12,000	0.20	10,100	0.18
Litigation related expenses, settlements and awards	12,000	0.20	5,000	0.09
Other adjustments	—	—	3,400	0.06
Realized and unrealized gains or losses	—	—	1,100	0.02
Tax impact of non-GAAP adjustments	(4,000)	(0.07)	(3,500)	(0.06)
Excess tax benefits from stock-based compensation expense	(16,000)	(0.27)	(16,000)	(0.28)
Total non-GAAP adjustments	4,000	0.07	100	—
Non-GAAP product net income	$255,100	$4.34	$224,100	$3.88
Weighted average shares outstanding - diluted		58,800		57,700
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(1)     May not foot due to rounding.
(2)    Guidance provided January 11, 2022.
(3)    Guidance provided on October 26, 2021.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN AND OPERATING MARGIN(1):

	Full-Year 2022 Guidance(2)	Full-Year 2021 Guidance(3)
(in thousands, except percentages)	$	$
GAAP gross margin	$893,500	$803,700
Non-GAAP adjustments:
Acquisition, integration and related costs	4,000	4,100
Other adjustments	—	3,400
Total non-GAAP adjustments	4,000	7,500
Non-GAAP gross margin	$897,500	$811,200

GAAP gross margin %	66.2%	65.3%
Non-GAAP gross margin %	66.5%	66.0%

GAAP operating income/margin	$310,900	$273,700
Non-GAAP adjustments:
Acquisition, integration and related costs	12,000	10,100
Litigation related expenses, settlements and awards	12,000	5,000
Other adjustments	—	3,400
Total non-GAAP adjustments	24,000	18,500
Non-GAAP operating income/margin	$334,900	$292,200

GAAP operating income/margin %	23.0%	22.3%
Non-GAAP operating income/margin %	24.8%	23.8%
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(1)     May not foot due to rounding.
(2)    Guidance provided January 11, 2022.
(3)    Guidance provided on October 26, 2021.
Conference Call:
The conference call to review Masimo’s complete fourth quarter and full-year 2021 financial results will begin at 1:30 p.m. PT (4:30 p.m. ET) on Tuesday, February 15, 2022 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes, reduce the cost of care and take noninvasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full-year 2021 product revenue, including regarding product revenue growth, constant currency revenue growth, shipments of noninvasive technology boards and instruments, GAAP earnings per diluted share and non-GAAP earnings per diluted share; and the statements regarding our full year 2022 financial guidance; including with respect to product revenue, product revenue growth and constant currency revenue growth, gross margin, operating margin, GAAP earnings per diluted share, non-GAAP diluted earnings per share and year-over-year currency headwinds; our long-term outlook; our ability to continue in our leadership in delivering innovative solutions to clinicians and patients worldwide; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to the completion of customary annual audit procedures; risks related to our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.